================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                   ----------

      Date of Report (Date of earliest event reported): September 11, 2000

                            TIME WARNER TELECOM INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

          DELAWARE                   000-30218                 84-1500624
(State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
      of incorporation)                                  Identification Number)

                                   ----------

                            10475 Park Meadows Drive
                               Littleton, Colorado
                                      80124
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (303) 566-1000

                              5700 S. Quebec Street
                           Greenwood Village, Colorado
                                      80111

          (Former name or former address, if changed since last report)


================================================================================

         Time Warner Telecom Inc. ("Time Warner Telecom") hereby amends the Current Report on Form 8-K filed by it on September 18, 2000, to provide supplemental information relating to the proposed acquisition of substantially all the assets of GST Telecommunications, Inc. ("GST"), including (i) historical financial statements of GST and (ii) pro forma financial statements that give effect to the acquisition by Time Warner Telecom of substantially all of the assets of GST.

Item 5.  Other Events

         On September 11, 2000, Time Warner Telecom executed a definitive purchase agreement (the "Purchase Agreement") to acquire substantially all of the assets of GST out of bankruptcy (the "Acquisition"). GST is a facilities-based integrated communications provider offering voice, data and internet services primarily to business customers throughout the western United States. The Purchase Agreement provides for the purchase of substantially all of the GST assets for cash consideration of $640 million, plus the assumption of certain liabilities and fees, for a total purchase price of $690 million subject to certain purchase price adjustments. On September 21, 2000, Time Warner Telecom received approval for the Acquisition from the U.S. District Court for the District of Delaware. The completion of the Acquisition is subject to obtaining regulatory approvals and certain other closing conditions. Although there can be no assurance that the approvals will be obtained or that the Acquisition will be completed, Time Warner Telecom currently expects to complete the Acquisition by the end of 2000 or the first quarter of 2001.

         Time Warner Telecom operates networks in 22 metropolitan markets and expects to activate networks in seven additional markets by the end of 2001, bringing the total to 29. In addition, the Acquisition, if completed, will expand Time Warner Telecom into 15 additional markets in the western United States. As of June 30, 2000, Time Warner Telecom's networks covered 9,271 route miles, contained 344,377 fiber miles and offered service to 6,708 on-net and off-net buildings. The Acquisition, if completed, will add to Time Warner Telecom's network 4,210 route miles, 227,674 fiber miles and service to 339 on-net buildings. The Acquisition also will provide Time Warner Telecom with a second network operations center, in Vancouver, Washington.

         The following table illustrates Time Warner Telecom's network pro forma for the Acquisition based on information for the first six months of 2000:

                                                   TOTAL MSA
                                                 SWITCHED AND
                                                   DEDICATED      NETWORK      SWITCH
             TIME WARNER TELECOM CITIES            REVENUES     OPERATIONAL  OPERATIONAL
             --------------------------         --------------  -----------  -----------
                                                (in thousands)
     Albany ..................................   $   319,344       Jul-95       Sep-99
     Austin ..................................       376,310       Sep-94       Apr-97
     Binghamton ..............................        86,969       Jan-95       Aug-00
     Charlotte ...............................       640,761       Sep-94       Dec-97
     Cincinnati ..............................       417,051       Jul-95       Nov-97
     Columbus ................................       360,104       Mar-91      July-97
     Dallas ..................................     1,057,239       Sep-99       Sep-99
     Fayetteville ............................        57,989       Apr-00           --
     Greensboro ..............................       407,645       Jan-96       Sep-99
     Honolulu ................................       200,737       Jun-94       Jan-98
     Houston .................................     1,192,367       Jan-96       Sep-97
     Indianapolis ............................       370,477       Sep-87       Dec-97
     Jersey City .............................       168,298       Jul-99       Jul-99
     Memphis .................................       304,330       May-95       May-97
     Milwaukee ...............................       490,034       Feb-96       Sep-97
     Manhattan ...............................     2,855,771       Feb-96       Feb-96
     Orlando .................................       919,754       Jul-95       Jul-97
     Raleigh .................................       362,839       Oct-94       Sep-97
     Rochester ...............................       378,097       Dec-94       Feb-95
     San Antonio .............................       396,217       May-93       Nov-97
     San Diego ...............................       633,662       Jun-95       Jul-97
     Tampa ...................................     1,070,920       Dec-97       Jan-98
     SUBTOTAL ................................   $13,066,915
UNDER CONSTRUCTION (AS OF JUNE, 30, 2000)
     Dayton ..................................   $   204,013          TBD          TBD
     Orange County ...........................       746,839          TBD          TBD
     Chicago .................................     2,382,495          TBD          TBD
     Columbia ................................       138,242          TBD          TBD
     Atlanta .................................     1,409,523          TBD          TBD
     Minneapolis .............................       508,821          TBD          TBD
     Denver ..................................       657,692          TBD          TBD

                                                TOTAL SWITCHED
                                                AND DEDICATED       NETWORK      SWITCH
             TIME WARNER TELECOM CITIES            REVENUES       OPERATIONAL  OPERATIONAL
             --------------------------         -------------     -----------  -----------
                                                (in thousands)
     SUBTOTAL ................................   $ 6,047,625
TIME WARNER TELECOM TOTAL ....................   $19,114,540

GST CITIES
     Albuquerque .............................   $   154,144         Jan-96       Sep-97
     Bakersfield .............................       124,085         Nov-96           --
     Boise ...................................        92,109         May-97       Mar-98
     Fresno ..................................       185,346         Nov-96       Mar-98
     Houston .................................            --         Mar-98       Mar-98
     Los Angeles(1) ..........................     2,110,354         Dec-96       Jul-97
     Oakland(2) ..............................       554,598         Sep-97       Nov-97
     Phoenix .................................       731,735         Feb-94       Aug-97
     Portland ................................       486,263         Mar-98       Mar-98
     Sacramento ..............................       349,216         Jul-99           --
     San Francisco ...........................       556,146         Sep-97       Mar-98
     San Luis Obispo .........................        54,118         Mar-98       Dec-97
     Santa Barbara ...........................        93,548         Jun-98           --
     Seattle(3) ..............................       735,023         Dec-99       Jan-99
     Spokane .................................       131,672         Sep-96       Dec-97
     Tucson ..................................       183,506         Sep-95       Sep-97
GST TOTAL ....................................   $ 6,541,863
TOTAL TIME WARNER TELECOM AND GST                $25,656,403

----------
(1) Includes LA, Riverside and Ventura MSAs

(2) Includes Oakland and Stockton MSAs

(3) Does not include 75 miles of conduit in Seattle

PURCHASE AGREEMENT WITH GST TELECOMMUNICATIONS

         Set forth below is a summary of the material terms of the Purchase Agreement executed by Time Warner Telecom for the Acquisition. The Purchase Agreement provides that the assets Time Warner Telecom will acquire from GST include the following:

         o furnishings, furniture, fixtures, office supplies, vehicles, equipment, computers and other tangible property;

         o        network facilities and customer access rights;

         o intellectual property used in the conduct of GST's business and owned by, licensed to, or otherwise used by GST;

         o permits, licenses, franchises, certificates, orders and other governmental authorizations, consents, waivers and approvals necessary to conduct GST's business;

         o        contracts (including customer contracts) and contract rights;
                  and

         o        computer software programs and databases.

         The Purchase Agreement excludes certain assets and contracts relating to non-core businesses that Time Warner Telecom did not wish to purchase. Also excluded were GST's Hawaii operations except for 12 inter-island fibers and access to certain cable landing sites in Hawaii.

         In addition to the bankruptcy court approval that was obtained September 21, 2000, and the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 that has expired, the completion of the Acquisition is subject to obtaining regulatory approvals and certain other closing conditions, including:

         o no challenges or attempts to enjoin the transaction by the Federal Trade Commission or the Department of Justice may be under way and no other actions seeking to restrain the transaction may be in progress in any federal, state, local or foreign government, agency or court;

         o no state regulation, order, or injunction may be enacted that would prohibit or otherwise restrict the completion of the transaction;

         o approval of all required Federal Communications Commission and state and local public service and public utility commission applications must be obtained; and

         o all representations and warranties contained in the Purchase Agreement must be true and correct, including that there has been no event or condition that has had (or is reasonably likely to result in) a material adverse effect on the properties, results of operations or condition of GST's business, taken as a whole.

         Either GST or Time Warner Telecom may terminate the Purchase Agreement prior to the closing date in the event that a governmental action or ruling permanently restrains or enjoins the consummation of the transaction or the closing does not take place on or before December 1, 2000. If the delay in closing is solely due to a failure to receive regulatory approvals, neither GST nor Time Warner Telecom may terminate the agreement on or before February 1, 2001.

RISKS RELATING TO TIME WARNER TELECOM'S ACQUISITION OF THE ASSETS OF GST

         TIME WARNER TELECOM MAY HAVE DIFFICULTY INTEGRATING THE ACQUIRED ASSETS AND BUSINESSES OF GST

         Time Warner Telecom has entered into the Purchase Agreement with GST with the expectation that the Acquisition will result in certain benefits, including expansion of the markets Time Warner Telecom serves and increasing its operational efficiencies. Achieving the benefits of the Acquisition will depend upon the integration of the acquired businesses into Time Warner Telecom's existing operations. Time Warner Telecom cannot assure you that it will be successful in integrating the acquired GST assets into its current businesses. The integration risks associated with the acquisition include but are not limited to:

         o the diversion of Time Warner Telecom's management's attention as integrating the GST operations and assets will require a substantial amount of Time Warner Telecom's management's attention;

         o difficulties associated in assimilating GST's technology, including billing and customer information systems; and

         o any significant loss of key GST operational personnel could lead to interruptions in Time Warner Telecom's billing, accounting and engineering capabilities.

         Time Warner Telecom cannot assure you that it will be able to successfully overcome the risks associated with integrating the assets it acquires from GST. There is a risk that the costs of integration could have a material adverse effect on Time Warner Telecom's operating results.

         DELAY OR CONDITIONING OF REGULATORY APPROVAL IN CONNECTION WITH THE ACQUISITION COULD HAVE A MATERIAL ADVERSE EFFECT ON TIME WARNER TELECOM'S RESULTS OF OPERATIONS

         Consummation of the Purchase Agreement is conditioned on the receipt of regulatory consents and approvals that are required under applicable statutes, policies and rules governing state utility commissions and the Federal Communications Commission. Before Time Warner Telecom can complete the Acquisition, it will need to get regulatory consents for the transfer of GST licenses and construction permits to it and, in some cases, secure its own licenses to run the assets and operations that Time Warner Telecom purchases from GST. There is no assurance that Time Warner Telecom will be able to get these regulatory approvals on a timely basis or without any material adverse conditions being imposed on it.

         In addition, any delay in the closing of the GST acquisition could result in the loss of customers and the related revenue, as well as key personnel at GST. These losses could in turn adversely affect GST's ongoing business and results of operations for the fourth quarter of 2000 and the first quarter of 2001, and possibly longer.

         TIME WARNER TELECOM MAY NOT BE ABLE TO SECURE THE NECESSARY THIRD-PARTY CONSENTS TO ASSUME THE CONTRACTS PURCHASED FROM GST

         Time Warner Telecom may need third-party consents to assume the rights conveyed by certain contracts which it is purchasing from GST. Time Warner Telecom cannot assure you that it will be able to get consents from third-parties, and the transfer to it of certain contracts on conditions and terms made available to GST may not be possible.

         TIME WARNER TELECOM'S QUARTERLY OPERATING RESULTS WILL FLUCTUATE

         As a result of the limited revenue and significant expenses associated with the expansion and development of Time Warner Telecom's networks and services and the inherent risks in integrating a large acquisition such as GST, Time Warner Telecom anticipates that its operating results could vary significantly from quarter to quarter. Changes in the usage or payment patterns of significant customers may also cause operating results to vary.

AMENDED AND RESTATED BANK FACILITY

         On September 11, 2000, Time Warner Telecom entered into a commitment letter with The Chase Manhattan Bank ("Chase") and Morgan Stanley Senior Funding ("Morgan Stanley") to amend and restate its existing $475 million revolving credit agreement. The proposed restated facility would supersede Time Warner Telecom's current facility. Under the terms of the proposed restated facility, Chase and Morgan Stanley, together with a syndicate of banks and other institutions, will provide up to $525 million of senior secured term loan facilities and a $475 million senior secured revolving credit facility. Time Warner Telecom also will have the option to increase the size of the revolving facility by up to $250 million with the consent of the participating banks. As with the existing facility, borrowings under the restated facilities will be made by Time Warner Telecom Holdings Inc., a wholly owned subsidiary of Time Warner Telecom.

         Time Warner Telecom currently expects the amount borrowed under the term loan facilities at the time of the closing of the Acquisition to be used either toward the purchase price of the GST assets and Acquisition-related expenses or for capital expenditures, working capital or other general corporate purposes. The revolving credit facility and any remaining amounts available under the term loan facilities will be available for capital expenditures, working capital and other general corporate purposes.

         Chase's and Morgan Stanley's commitments to provide the restated facility are contingent upon, among other things, a successful syndication effort, completion of a definitive credit agreement and other documentation by December 15, 2000, the satisfaction of all closing conditions to the Purchase Agreement, and the availability of $700 million of bridge or other financing. Time Warner Telecom expects that the initial funding under the restated facility will coincide with the GST closing.

         The term loan portion of the proposed restated facility will consist of a delayed-draw term facility and a tranche B term facility. Under the delayed-draw facility, Time Warner Telecom expects to have the ability to make multiple borrowings (up to a maximum number of drawings to be agreed upon) for up to 24 months after the initial funding date for the proposed restated facility, which will coincide with the closing date for the Acquisition. Borrowings under the delayed-draw facility will not be available after the expiration of the 24 month period. Amounts borrowed under the delayed-draw facility will be repaid in quarterly installments beginning in 2003, with the final installment due on December 31, 2007. The entire amount of the tranche B facility must be borrowed on the initial funding date. Tranche B loans will be repaid in nominal amounts beginning in 2003, with the final installment due on March 31, 2008.

         Interest rate margins and other terms and conditions will be reflected in the definitive documentation. Also, Chase and Morgan Stanley will have the ability to change the allocation of amounts among the delayed-draw, tranche B and revolving credit facilities if syndication market conditions so require.

         Time Warner Telecom expects to be required to pay commitment fees on a quarterly basis ranging from 1.00% to .50% on the undrawn available commitments as well as certain underwriting and arrangement fees payable on the initial funding date.

         As with Time Warner Telecom's existing facility, Time Warner Telecom's obligations under the restated facility will be secured by substantially all of the assets of its subsidiaries together with any assets that may be acquired in the future, including the GST assets, as well as the capital stock of all of its subsidiaries.

         The restated facilities will contain prepayment provisions, financial and other restrictive covenants and events of default similar to those set forth in Time Warner Telecom's existing facility, although Time Warner Telecom anticipates that certain modifications will be made to reflect, among other things, the increase in the facility size.

BRIDGE LOAN FACILITY

         On September 11, 2000, Time Warner Telecom entered into a commitment letter with Morgan Stanley, Lehman Commercial Paper Inc. ("Lehman") and Chase for a senior unsecured bridge loan facility. The proposed bridge facility will give Time Warner Telecom the ability to obtain up to $700 million to finance the Acquisition in the event that Time Warner Telecom's primary capital raising efforts have not been completed by the closing date under the Purchase Agreement. The commitments of Morgan Stanley, Lehman and Chase to provide the bridge facility are contingent upon, among other things, the completion of a definitive bridge loan agreement by December 15, 2000, satisfaction of all closing conditions to the Acquisition and the availability of term loan borrowings under the proposed restated facility. In contrast to Time Warner Telecom's bank facility, a borrowing under the bridge facility would be made by Time Warner Telecom.

         Time Warner Telecom expects to borrow the entire $700 million on the closing date of the Acquisition and to use the proceeds to purchase the GST assets and to pay related costs and expenses. Borrowings will not be available under the bridge facility after the closing of the Acquisition.

         Any notes issued under the proposed bridge facility will be repayable one year from the date of the issuance under the bridge facility and will bear interest quarterly at the LIBOR rate plus a specified margin that increases over time. The specified margin may be increased if Time Warner Telecom's credit rating deteriorates. Time Warner Telecom will have the ability to repay the bridge facility at any time prior to the maturity date upon 10 days' written notice. In addition, the bridge notes must be repaid with the proceeds of any debt or equity financings, as well as certain other events, that occur prior to the maturity date. Time Warner Telecom also expects to pay customary commitment and other fees in connection with the bridge facility.

         In the event that Time Warner Telecom is not able to repay the bridge notes within one year, it will be obligated to issue new notes in exchange for the bridge notes. Any such exchange notes would have the same principal amount as the bridge notes and mature 10 years from the date of issuance. In addition, Time Warner Telecom would be required to pay customary fees under the bridge notes upon issuance of any exchange notes. Interest on the exchange notes would be payable quarterly at a specified interest rate.

         In addition, Time Warner Telecom's obligations under the bridge facility and under any exchange notes will be subject to various covenants that will limit its ability to:

         o        borrow and incur liens on its property;

         o        pay dividends and make other distributions; and

         o        make capital expenditures.

         Time Warner Telecom also will be subject to various financial covenants and customary events of default, including cross default provisions.

Item 7.  Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired.

         Financial statements of GST are attached hereto as Exhibit 99.2 and are hereby incorporated herein by reference.

(b)      Pro forma financial information.

         Pro forma financial statements for Time Warner Telecom giving effect to the acquisition of substantially all of the assets of GST are attached hereto as Exhibit 99.3 and are hereby incorporated herein by reference.

(c)      Exhibits.

         2.1      Asset Purchase Agreement*

         99.1     Press Release dated September 11, 2000 of Time Warner Telecom*

         99.2     Financial Statements of GST Telecommunications, Inc.

         99.3     Pro Forma Financial Statements of Time Warner Telecom

         99.4 Consent of KPMG LLP, Independent Auditors for GST Telecommunications, Inc.

         * Previously filed with Form 8-K dated September 18, 2000.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TIME WARNER TELECOM INC.

Date: November 8, 2000                     By: /s/ JILL R. STUART
                                               ---------------------------------
                                                Name: Jill R. Stuart
                                                Title: Vice President,
                                                       Accounting and Finance
                                                       and Chief Accounting
                                                       Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

 2.1              Asset Purchase Agreement*

 99.1             Press Release dated September 11, 2000 of Time Warner Telecom*

 99.2             Financial Statements of GST Telecommunications, Inc.

 99.3             Pro Forma Financial Statements of Time Warner Telecom

 99.4             Consent of KPMG LLP, Independent Auditors for GST
                  Telecommunications, Inc.


* Previously filed with Form 8-K dated September 18, 2000.